UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 29, 2015

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer ID No.)
incorporation or organization)

170 North Radnor-Chester Road
Suite 200
Radnor, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	610-293-0600

Not applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

Safeguard Scientifics, Inc. (the “Company”), Safeguard Delaware, Inc. (“SDI”), Safeguard Delaware II, Inc. (“SDI II”) and Safeguard Scientifics (Delaware), Inc. (“SSDI”) (collectively, “Borrowers”) have entered into a Fifth Loan Modification Agreement dated as of December 29, 2015 (the “Agreement”) relating to the Amended and Restated Loan and Security Agreement dated as of May 27, 2009, by and among Silicon Valley Bank (“Bank”) and Borrowers, as amended, from time to time (the “Loan Agreement”).  SDI and SSDI are wholly owned subsidiaries of Safeguard, and SDI II is a wholly owned subsidiary of SDI. The Company paid a fee in the amount of 0.1% of the commitment amount. The Agreement continues to provide for $25 million credit availability and a 364-day facility term. The other principal terms remain substantially the same as the terms contained in the Loan Agreement.

The information set forth above is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

10.1
Fifth Loan Modification Agreement dated as of December 29, 2015, by and among Silicon Valley Bank, Safeguard Scientifics, Inc., Safeguard Delaware, Inc., Safeguard Delaware II, Inc. and Safeguard Scientifics (Delaware), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	December 29, 2015	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Chief Operating Officer, Executive Vice President, and Managing Director

EXHIBIT INDEX

10.1
Fifth Loan Modification Agreement dated as of December 29, 2015, by and among Silicon Valley Bank, Safeguard Scientifics, Inc., Safeguard Delaware, Inc., Safeguard Delaware II, Inc. and Safeguard Scientifics (Delaware), Inc.